UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2026

Cars.com Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37869	81-3693660
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 S. Riverside Plaza Suite 1100
Chicago, Illinois		60606
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 312 601-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CARS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Sonia Jain as Chief Financial Officer

Cars.com Inc. (the "Company") is reporting that, as of September 24, 2026, Sonia Jain, the Company's Chief Financial Officer, will cease to serve as Chief Financial Officer effective November 6, 2026, and in order to ensure an orderly transition, will continue to be employed as an Executive Advisor of the Company until March 31, 2027 (the "Transition Period"). During the Transition Period, Ms. Jain will receive $250,000 and remain eligible for customary employee benefits. Following the Transition Period, Ms. Jain will be entitled to severance benefits under the terms of the Company's Executive Severance Plan.

Appointment of Trent Ziegler as Chief Financial Officer

The Company is also reporting the appointment of Trent Ziegler as Chief Financial Officer-Designate, effective October 19, 2026. Mr. Ziegler will become Chief Financial Officer effective November 6, 2026, and will report to Tobias Hartmann, the Company's Chief Executive Officer. Prior to joining the Company, Mr. Ziegler, age 43, served as Chief Financial Officer of FairSquare, Inc. a leader in innovative lending solutions for U.S. small businesses from August 2024 to September 2026. Prior to his role at FairSquare, he served as Chief Financial Officer of LendingTree, Inc. an online lending marketplace.

In connection with Mr. Ziegler’s employment with the Company, he will receive (i) an annual base salary of $475,000, (ii) an annual bonus target of 80% of his annual base salary, pro-rated for 2026, (iii) new-hire grants under the Company’s Inducement Equity Plan of restricted stock units (RSUs) with a target value of $3,500,000, vesting in equal annual installments on the first three anniversaries of the grant date, (iv) a one-time signing bonus in the amount of $275,000, and (v) will be eligible to participate in the Company’s other compensation and benefits programs for executives including participation in the Company’s executive severance programs.

The foregoing is a summary description of the terms and conditions of the Offer Letter and is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

There are no family relationships between any of the Company’s directors or officers and Ziegler that are required to be disclosed under Item 401(d) of Regulation S-K. There are no other arrangements or understandings between Mr. Ziegler and any other person pursuant to which Mr. Ziegler was appointed as an officer. Mr. Ziegler has not entered into any transactions with the Company that are required to be disclosed under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure

On September 30, 2026, the Company issued a press release announcing the management changes described in Item 5.02 of this report. A copy of the press release covering such announcement is attached as Exhibit 99.1 to this report and is incorporated by reference.

The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, or incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit

No. Description

10.1	Offer Letter dated September 24, 2026, between Cars.Com LLC and Trent Ziegler
99.1	Press release of Cars.com Inc. dated September 30, 2026
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cars.com Inc.

Date:	September 30, 2026	By:	/s/ Angelique Strong Marks
Angelique Strong Marks Chief Legal Officer & Corporate Secretary